21080-10

Exhibit 3.73

726323036

FILED

NOV 19 1988

10 AM

[ILLEGIBLE STAMP]

CERTIFICATE OF INCORPORATION

OF

TIME DIRECT MARKETING SERVICES, INC.

1. The name of the corporation is:

    Time Direct Marketing Services, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

5. The name and mailing address of each of the directors is:

John T. Howard	Time Incorporated Time & Life Building Rockefeller Center New York, New York 10020

S. Christopher Meigher III	Time Incorporated Time & Life Building Rockefeller Center New York, New York 10020

Ruth A. Shields	Time Incorporated Time & Life Building Rockefeller Center New York, New York 10020

Oren P. Testa	Time Incorporated Time & Life Building Rockefeller Center New York, New York 10020

Eric G. Thorkilsen	Time Incorporated Time & Life Building Rockefeller Center New York, New York 10020

6. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

7. The name and mailing address of the incorporator is:

Janice Rosamilia

Time Incorporated

Time & Life Building

Rockefeller Center

New York, New York 10020

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of November, 1986.

/s/ Janice Rosamilia

727079055

FILED

MAR 20 1987

10 AM

[ILLEGIBLE STAMP]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

TIME DIRECT MARKETING SERVICES, INC.

Time Direct Marketing Services, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declared said amendment to be advisable and called a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article 1 so that amended, said Article shall be and read as follows:

“1. The name of the corporation is: Time Customer Service, Inc.”

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation by unanimous written consent pursuant to Section 228 of the General Corporation Law of Delaware approved the above amendment to the Corporation’s Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

[ILLEGIBLE]

IN WITNESS WHEREOF, said Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Oren P. Testa, President, and Attested by its Secretary, this 25th day of February, 1987.

By:	/s/ Oren P. Testa
Oren P. Testa President

Attest:	/s/ Lawrence J. Marmon
Lawrence J. Marmon Secretary

00003

901520030

FILED

JUN 1 1989

[ILLEGIBLE STAMP]

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is TIME CUSTOMER SERVICE, INC.

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.

The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 23, 1989.

/s/ JOHN HOWARD
JOHN HOWARD - President

Attest:

/s/ JODI KASS
JODI KASS ASST - Secretary

DEL. - C.A.-D.

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

TIME CUSTOMER SERVICE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is THE PRENTICE HALL CORPORATION SYSTEM INC. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY” adopted the following resolutions as of the 17th day of April, 1997.

RESOLVED, that the registered office of the Corporation in the State of Delaware be, and it hereby is, changed to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and further

RESOLVED, that the authorization of the present registered agent of the Corporation in the State of Delaware be, and it hereby is withdrawn and that The Corporation Trust Company be, and it hereby is, appointed the registered agent of the Corporation in the State of Delaware at the address of the Corporation’s registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Richard I. Friedman, its Assistant Secretary, as of this 31st day of July, 1997

By:	Richard I. Friedman
Richard I. Friedman
Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 09/05/1997

971297299 – 2108010

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:52 PM 11/14/2018

FILED 05:52 PM 11/14/2018

SR 20187647461 - File Number 2108010

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Time Customer Service, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the corporation is TI Customer Service, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of October, 2018.

By:	/s/ Joseph H. Ceryanec
Authorized Officer
Title:	President & CEO

Name:	Joseph H. Ceryanec
Print or Type